Exhibit 5.1

Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219-4413 Phone: 412-562-8800 Fax: 412-562-1041 www.bipc.com

December 4, 2025

Smith Micro Software, Inc.

5800 Corporate Drive

Pittsburgh, PA 15237

Ladies and Gentlemen:

We have acted as counsel to Smith Micro Software, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 9,109,486 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) of which (a) 2,236,136 shares of Common Stock were issued in a private placement transaction on or about November 6, 2025 (the “Private Placement Shares”) and (b) up to 6,873,350 shares of Common Stock are issuable upon the exercise of certain warrants held by the Selling Stockholders, including (i) up to 1,272,436 shares of Common Stock (the “July Warrant Shares”) issuable upon the exercise of warrants to purchase shares of Common Stock issued in a private placement concurrent with a registered direct offering on July 18, 2025 (the “July Warrants”), (ii) up to 1,106,102 shares of Common Stock (the “September 11 Warrant Shares”) issuable upon the exercise of warrants to purchase shares of Common Stock issued in connection with the issuance of secured promissory notes on September 11, 2025 and September 17, 2025 (the “September 11 Warrants”), (iii) up to 544,303 shares of Common Stock (the “September 29 Warrant Shares”) issuable upon the exercise of warrants to purchase shares of Common Stock issued in connection with the issuance of additional secured promissory notes on September 30, 2025, October 1, 2025 and October 2, 2025 (the “September 29 Warrants”), (iv) up to 2,236,136 shares of Common Stock (the “Private Placement Warrant Shares”) issuable upon the exercise of warrants to purchase shares of Common Stock issued in connection with a private placement offering on or about November 6, 2025 (the “Private Placement Warrants”) and (v) up to 1,714,373 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the “November Warrant Shares” and together with the July Warrant Shares, the September 11 Warrant Shares, the September 29 Warrant Shares and the Private Placement Warrant Shares, collectively, the “Warrant Shares”) issuable upon the exercise of warrants to purchase shares of Common Stock issued in a private placement concurrent with a registered direct offering on November 6, 2025 (the “November Warrants” and together with the July Warrants, the September 11 Warrants, the September 29 Warrants, and the Private Placement Warrants, collectively, the “Warrants”).

We have reviewed copies of (i) the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended and as currently in effect (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company, as amended and as currently in effect (the “Bylaws”); (iv) the Warrants; and (v) records of the corporate proceedings of the Company including certain resolutions of the Company’s Board of Directors (the “Board”) and of the Audit and Pricing Committees of the Board authorizing the issuance of the Private Placement Shares and the Warrants, the reservation and future issuance of the Warrant Shares, the registration of the Private Placement Shares and Warrant Shares, and other related matters (the “Authorizing Proceedings”). We have also reviewed such other documents and made such other investigations as we have deemed appropriate to enable us to render the opinions set forth herein. As to various questions of fact material to this opinion, we have relied upon statements, representations, certificates and other assurances of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Company. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. We have assumed the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that the Company will continue to be presently subsisting in good standing and will continue to have the requisite legal status and legal capacity, under the laws of the State of Delaware, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Registration Statement.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Warrant Share, the Certificate of Incorporation, the Bylaws, the Warrants, and the Authorizing Proceedings, as applicable, will not have been rescinded, modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions assumptions and other matters set forth herein, it is our opinion that the Private Placement Shares are validly issued, fully paid and non-assessable, and the Warrant Shares, when paid for and delivered upon due exercise of and in accordance with the terms of the applicable Warrant, and when evidence of the issuance thereof is duly recorded in the Company’s books and records, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including reported cases under applicable statutory provisions). Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Company with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.

This opinion is rendered as of the date first written above, based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication or otherwise, as to any other matters relating to the Company, the Private Placement Shares, the Warrants, the Warrant Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Private Placement Shares, the Warrant Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any prospectus or prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By:	/s/ Jennifer R. Minter
Jennifer R. Minter, Vice President – Opinions